Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-261363) and Form S-8 (No. 333-262108) of DocGo, Inc. and subsidiaries (the “Company”) of our reports dated February 28, 2024, relating to the consolidated financial statements, and the effectiveness of the Company’s internal control over financial reporting, which appear in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Urish Popeck & Co., LLC

Pittsburgh, PA
February 28, 2024